Exhibit 24.4
UICI
POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Hauptman and Glenn W. Reed, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and grants, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and affix the undersigned’s name as an officer and/or director of UICI (the “Company”) to (i) the registration statement of the Company on Form S-4, or other appropriate form, for the purpose of registering under the Securities Act of 1933, as amended, a number of shares of Class A-1 common stock and Class A-2 common stock of the Company to be issued in connection with the acquisition of UICI by a group of private equity firms consisting of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners, and (ii) any and all amendments, including post-effective amendments, to such registration statement and any related registration statement filed pursuant to Rule 462(b) under the same, with all exhibits thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the registration statement; granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, I have executed this Powers of Attorney as of January 13, 2006.

William J. Gedwed	Mural R. Josephson

Mark D. Hauptman	R.H. Mick Thompson

Glenn W. Reed	Richard T. Mockler

/s/ Dennis C. McCuistion

Dennis C. McCuistion